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                                                                     EXHIBIT 3.2


                            ANDERSON-TULLY COMPANY

                          REVISED AND RESTATED BYLAWS

          Bylaws of the Company as Amended Through December 30, 1997



                              Article I.  OFFICES


       The registered office of the corporation shall be in Vicksburg, Warren County, Mississippi.

       The corporation may also have an office or offices in the City of Memphis, State of Tennessee, and at such other places as the Board of Directors may from time to time designate.


                          Article II.  CORPORATE SEAL


       The corporate seal shall have inscribed thereon the name of the corporation, and the words "State of Mississippi."


                     Article III.  MEETINGS OF STOCKHOLDERS


       1.   Annual Meetings. -- The annual meeting of the shareholders for the
            ---------------
election of Directors shall be
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held at 10:00 AM CST on the first Tuesday following the second Monday of
November of each year, or at such other time of day or on such other regular business day within the following sixty days as shall be determined by the Board of Directors; at this meeting, the shareholders shall elect by ballot, by plurality vote, a Board of Directors, or, if fewer than all of the Directors are to be elected at such meeting, such Directors as are to be elected at such meeting.

       2.   Special Meetings. -- Special meetings of the stockholders may be
            ----------------
called at any time by the President and shall be called by the President or Secretary on the request in writing or by the vote of a majority of the Directors or on the demand in writing of stockholders of record owning such number of shares as would entitle them under the laws of Mississippi and the Articles of Incorporation to call such a meeting.

       3.   Place. -- All meetings of the stockholders for the election of
            -----
Directors shall be held at the office of the corporation in the City of Memphis, State of Tennessee. All other meetings of the stockholders shall be held at such place or places, within or without

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the State of Tennessee, as may from time to time be fixed by the Board of
Directors or as shall be specified and fixed in the respective notices or waivers of notice thereof.

       4.   Voting. -- Each stockholder entitled to vote shall, at every meeting
            ------
of the stockholders, be entitled to one vote in person or by proxy, signed by him or her, for each share of voting stock held by the stockholder, but no proxy shall be voted on after eleven months from its date, unless it expressly provides for a longer period. Such right to vote shall be subject to the power of the Board of Directors to fix a record date for voting stockholders as provided in Section 3 of Article VI, and if the Directors shall not have exercised such power, the record date shall be as provided by law. Fractional shares issued and outstanding in accordance with the Articles of Incorporation shall have fractional votes.

       5.   Notice. -- Written notice of all meetings shall be mailed or
            ------
otherwise given by the Secretary to each stockholder of record entitled to vote, at his or

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her last known post office address, no less than ten days nor more than sixty days prior to such meeting.

       6.   Quorum. -- The holders of a majority of the stock outstanding and
            ------
entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.


                             Article IV.  DIRECTORS

       1.   In General. -- The corporate powers shall be exercised by or under
            ----------
the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. Directors need not be stockholders.

       2.   Number. -- The Directors shall be nine in number.
            ------

       3.   Terms. -- The Directors shall hold office until the next annual
            -----
election (but if the Board shall have staggered terms, until the next election of the

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class in which they were elected or appointed) and until their successors are elected and qualified.

       4.   How Elected. -- The Directors shall be elected by the stockholders,
            -----------
except that if there be a vacancy in the Board by reason of death, resignation, increase in the number of Directors, or otherwise, such vacancy shall be filled for the unexpired term by the remaining Directors, though less than a quorum, by majority vote.

       5.   Powers in General. -- The Board of Directors shall have, in addition
            -----------------
to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the Articles of Incorporation and the bylaws.

       6.   Specific Powers. -- Without limiting the generality of the
            ---------------
foregoing, the Board of Directors shall have power:

       --   To purchase or otherwise acquire property, rights or privileges for the corporation, which the

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corporation has power to take, at such prices and on such term as the Board of
Directors may deem proper.

       --   To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

       --   To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same.

       --   To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

       --   To confer on any officer or supervisory employee of the corporation the power of selecting, discharging or suspending employees other than officers.

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       --   To determine by whom and in what manner the corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, or other documents shall be signed.

       7.   Annual Meeting of Directors. -- After each annual meeting of
            ---------------------------
shareholders at which Directors are elected, the Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors.

       8.   Called Meetings. -- Regular and special meetings of the Directors
            ---------------
may be called by the President on two days' notice in writing or on one day's notice by telegraph or facsimile transmission to each Director and shall be called by the President in like manner on the written request of two Directors.

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        9.  Place. -- Regular and special meetings of the Directors may be held
            -----
within or without the State of Tennessee at such place as is indicated in the notice or waiver of notice thereof.

       10.  Quorum. -- A majority of the number of Directors specified in
            ------
Section 2 of this Article IV shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

       11.  Committees. -- The Board may appoint, at any time, from their own
            ----------
number any committee or committees for any purpose which shall have such title and exercise such powers of the Board of Directors (except those which under law may not be exercised by a committee) as shall be specified in the resolution of appointment. Each such committee shall be composed of two or more members of the Board.

       12.  Compensation. -- Directors and members of committees shall receive
            ------------
such compensation for attendance at each regular or special meeting or otherwise as the Board may from time to time prescribe.

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                    Article V.  OFFICERS OF THE CORPORATION

       1.   In General. -- The officers of the corporation shall be a President,
            ----------
one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and such other officers as may from time to time be chosen by the Board of Directors. The President shall be chosen from among the Directors.
The other officers need not be Directors.


       2.  Multiple Offices. -- Any two offices (but not more than two) may be
           ----------------
held by the same person, except that a person may hold three offices if one is that of Assistant Secretary or an office not specifically named in Section 1 of this Article V.

       3.  Tenure; Removal; Vacancies. -- The officers of the corporation shall
           --------------------------
hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the number of Directors specified in Section 2 of Article IV. If the

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office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the affirmative vote of a majority of the number of Directors specified in Section 2 of Article IV.

       4.   The President. -- The President shall be the chief executive officer
            -------------
of the corporation. It shall be the President's duty to preside at all meetings of the stockholders and Directors; to have general and active management of the business of the corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the Board.

       The President shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed.

       The President shall submit a report of the operations of the corporation for the year to the stockholders at their annual meeting.

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       The President shall be ex officio a member of all committees (other than those constituted under Section 11 of Article IV unless the President is expressly named in the resolution of appointment) and shall have the general duties and powers of supervision and management usually vested in the office of President of a corporation.

       5.   The Vice-President or Vice-Presidents. -- The Vice-President or
            -------------------------------------
Vice-Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

       6.   President Pro Tem. -- In the absence or disability of the President
            -----------------
and the Vice-Presidents, the Board may appoint from their own number a President Pro Tem.

       7.   The Secretary. -- The Secretary shall attend all meetings of the
            -------------
stockholders, the Board of Directors

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and of its committees and other standing committees for which the Secretary is charged with the keeping of minutes. The Secretary shall act as secretary of the meetings of the stockholders and of the Board of Directors and shall record all of the proceedings of such meetings in a book kept for that purpose, and shall record the proceedings of meetings of committees to the extent that the Board of Directors or such committee shall require that their proceedings shall be recorded, unless the Board or such committee shall appoint another person to record such committee proceedings. The Secretary shall give proper notice of meetings of stockholders and Directors and shall perform such other duties as shall be assigned to the Secretary by the President or the Board of Directors.

       8.   The Assistant Secretary or Assistant Secretaries. -- The Assistant
            ------------------------------------------------
Secretary or Assistant Secretaries, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the Secretary in the Secretary's absence or disability, and shall perform such other duties as may be prescribed by the Board of Directors.

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       9.   The Treasurer. -- The Treasurer shall have custody of the funds and
            -------------
securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors.

       The Treasurer shall disburse the funds of the corporation as may be ordered by the Board or President, taking proper vouchers for such disbursements, and shall render to the President and Directors, whenever they may require it, an account of all such officer's transactions as Treasurer and of the financial condition of the corporation, and at the annual stockholders' meeting shall render a report for the preceding year.

       The Treasurer shall keep an account of the capital stock of the corporation registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

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       The Treasurer shall give the corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and the restoration to the corporation, in case of such officer's death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer's possession belonging to the corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe or require.

       10.  Delegation in Absence, etc. -- In case of the absence or disability
            ---------------------------
of any officer of the corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate such officer's powers or duties to any other officer or to any Director for the time being.


                      ARTICLE VI.  STOCK AND STOCKHOLDERS

       1.   Certificates. -- Shares of stock shall be represented by
            ------------
certificates.  Certificates of stock

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shall be signed by the President or Vice-President and either the Treasurer,
Secretary or Assistant Secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity to indemnify the corporation against any claim, in an amount as determined by the Board of Directors or officer thereunto authorized by the Board of Directors as sufficient. A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

       2.   Transfers. -- Subject to satisfaction of all conditions and
            ---------
restrictions upon transfer of stock, all transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by such holder's lawfully constituted representative, upon surrender of certificates of stock for cancellation.

       3.   Record Dates. -- The Board of Directors shall have power to fix a
            ------------
date as a record date for the determination of the stockholders entitled to notice of, and to vote, at any meeting of stockholders and any adjournment thereof (except an adjournment beyond any

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time permitted by applicable law for use of the original record date for the adjourned meeting), or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of capital stock, and in such case such stockholders of record on such date, and only such stockholders, shall be entitled to such notice of, and to vote at such meeting and any such adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. In the case of a meeting of stockholders, such record date shall not be more than seventy days prior to the date of such meeting.

       4.   Record Stockholders as Absolute Owners. -- The corporation shall be
            --------------------------------------
entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or

                                      -16-
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not it shall have express or other notice thereof, save as expressly provided by the laws of Mississippi.

       5.   Dividends. -- Dividends upon the capital stock may be declared by
            ---------
the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock.

       6.   Information on Share Ownership. -- (a)  So long as the corporation
            ------------------------------
is a "river timberlands company" as that term is defined in the Mississippi River Timberlands Control Act of 1991 (the "Act"), at any time, and from time to time, upon the request of any of the officers of the corporation, if such officers have reason to believe that the ownership, or proposed ownership, of the corporation's shares of capital stock may be inconsistent with, or in violation of, any provisions of the Act or the rules and regulations promulgated thereunder, any existing shareholder or any person presenting for transfer into his, her or its name any shares of the capital stock of the corporation to any agent of the corporation for transfer, as from whom the officers of the corporation believe it appropriate to obtain such information, shall furnish promptly to

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the corporation such information and assurances with respect to such shareholder or such person proposing such a transfer, or any person for whom such shareholder or such person presenting such shares for transfer may be acting as nominee or of which such shareholder or person presenting such shares for transfer (or the person for whom any such shareholder or person may be nominee) may be an "affiliated person", as defined in the Act, as, in any case, may be useful in enabling the corporation to determine whether the ownership of such shares, or the exercise of any rights with respect to such ownership, by such shareholder or proposed transferee is in compliance with the Act. Without limiting the generality of the foregoing, such inquiry shall be deemed to be appropriate in every case where the shareholder or person presenting stock for transfer is a stockbroker, a commercial bank or trust company, or is a nominee of a stockbroker or group of stockbrokers or of a commercial bank or trust company, or is any other entity which has as its business or a part of its business the holding of stock or other securities in its name for the account of others.

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       (b) Any such requests for information shall be in writing, with a true and correct copy of such written request to be furnished to the Mississippi Secretary of State within two days after it has been issued by the corporation.

       (c) If any shareholder or person presenting shares for transfer from whom information is requested shall fail in a timely fashion to respond to such request, the corporation may exercise any one or more of the following remedies:


          (i) notify the Mississippi Secretary of State of such failure to respond, and request that the Secretary of State investigate such failure to respond pursuant to the Secretary of State's powers under the Act;

          (ii) refuse to permit the transfer of such stock, or suspend the rights of stock ownership attributable to the stock in question, such refusal or transfer or suspension to remain in effect until the requested information has been received and/or until the corporation has

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       determined that such transfer, or the exercise of such suspended rights, is permissible under the Act and all applicable rules and regulations thereunder; and

          (iii) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such shareholder or person presenting shares for transfer who shall fail in a timely fashion to respond to such request, with a view towards obtaining such information or preventing or curing any situation which would cause inconsistency with, or a violation of, any provision of the Act or the rules and regulations thereunder.


       (d) The corporation may cause an appropriate legend to be placed on certificates for its capital stock referring to the Act and this Section 6 of this Article VI.

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       (e) As used in this Section 6 of this Article VI, the word "person" shall have the meaning specified in the Act.


                           ARTICLE VII.  FISCAL YEAR

       The fiscal year of the corporation shall begin on the first day of January in each


                      ARTICLE VIII.  CHECKS, DRAFTS, ETC.

       All checks, drafts or orders for the payment of money shall be signed personally or by facsimile by the Treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.


                         ARTICLE IX.  BOOKS AND RECORDS

       The books, accounts and records of the corporation except as otherwise required by the laws of Mississippi, may be kept at Memphis, Tennessee, or at such place or places as may from time to time be designated by the bylaws or by resolution of the

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Directors. No stockholder shall have the right to inspect or copy any book, account or record of the corporation otherwise than as and to the extent required by the laws of Mississippi.


                              ARTICLE X.  NOTICES

       Notices required to be given under the provisions of these bylaws to any Director or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box in a prepaid sealed wrapper, addressed to such stockholder or Director at such address as shall appear on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notices given to any Director may be given by facsimile transmission to a number provided to the corporation by or on behalf of such Director as such Director's facsimile number, and such notice shall be deemed given when a message indicating receipt shall have been received back from the facsimile receiving device by the facsimile transmitting device. Any stockholder or Director may waive, in writing, any notice required to be given under these bylaws or

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otherwise, whether before or after the time stated therein.


                   ARTICLE XI.  CONVEYANCES OF REAL PROPERTY

       Notwithstanding any other provision of these bylaws, no conveyance or mortgage of real property owned by the corporation, or of any estate, easement, right or other interest whatsoever in any such real property, shall be valid unless executed on behalf of the corporation (a) by the President or by the 1st Vice-President in his absence; or (b) by such other officer or agent of the corporation who is thereunto specifically authorized by resolution of the Board of Directors authorizing such conveyance.


                         ARTICLE XII.  INDEMNIFICATION

       1.   Right to Indemnification. -- Each person who was or is made a party
            ------------------------
or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or

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investigative (hereinafter a "proceeding"), by reason of the fact:


            (a) that he or she is or was a Director or executive officer of the corporation, or

            (b) that he or she, being at the time a Director or officer of the corporation, is or was serving at the request of the corporation as a director, trustee, partner, officer, employee or agent of another corporation (wherever incorporated) or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise"), whether either in case (a) or case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a Director or officer of the corporation, or as a director, trustee, officer, partner, employee or agent of such other enterprise, or (y) in any other capacity related to the corporation or such other enterprise while so serving as a Director, trustee, officer, employee or agent, shall except as

                                      -24-
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otherwise provided in this Article XII be indemnified and held harmless by the corporation to the fullest extent authorized by the Mississippi Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all liability and loss (including without limitation attorneys' fees, judgments, fines, excise taxes with respect to an employee benefit plan ("ERISA excise taxes") or penalties and amounts paid in settlement) and reasonable expense reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Section 1 of this Article XII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a Director or officer of the corporation, or director, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this
                --------  -------
Article XII with respect to proceedings to

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enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee only if such proceeding (or portion thereof) was authorized by the Board of Directors.

       2.   Certain Incidents of the Right. -- The right to indemnification
            ------------------------------
conferred in this Article XII (a) shall be a contract right; (b) shall be binding on the successors of the corporation; (c) shall not be affected adversely to any indemnitee by any amendment of the bylaws with respect to any action or inaction occurring prior to such amendment; and (d) shall except as otherwise provided in this Article XII include to the extent permitted by law the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if and to the extent the Mississippi
               --------  -------
Business Corporation Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall

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ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee did not meet the standard of conduct permitting such indemnitee's indemnification under the Mississippi Business Corporation Act or otherwise is not entitled to be indemnified for such expenses under this Article XII, together with such other affirmations and other papers as may at the time be required by the Mississippi Business Corporation Act, and provided further that
                                                          -------- -------
if the Mississippi Business Corporation Act shall require it, no advancement shall be made unless a determination that the same is consistent with the standard of the Mississippi Business Corporation Act for the making of advancements has been made. Notwithstanding this or any other provision of this
Article XII, should the corporation (acting through action of its Board of Directors and not through a stockholder suing derivatively in its name) sue or counterclaim against a Director in respect of action or inaction by such Director alleged to have been taken or committed at a time that both (a) a majority of the whole number of Directors authorizing such suit, and (b) such Director, were Directors of the corporation, then, and in any such

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case: (i) the Director shall have no right to advancement of expenses with respect to such suit or counterclaim under this Article XII unless, in addition to compliance with whatever delivery of undertakings, affirmations or other documents by the Director are required under the Mississippi Business Corporation Act, and the making of whatever findings are necessary for authorization of such advancements under the Mississippi Business Corporation Act, a majority of the Board of Directors shall authorize the advancement of such expenses, in their absolute discretion, as being in the best interests of the corporation; and (ii) the Director shall have no right to indemnification against liability and loss and expense with respect to such suit or counterclaim
(x) unless such indemnification is mandatory under the Mississippi Business Corporation Act, or (y) unless a majority of the Board of Directors shall in their absolute discretion authorize the making of such indemnification and such indemnification shall be permissible under the Mississippi Business Corporation Act.

       3.   Enforcement. -- If a claim under this Article XII is not paid in
            -----------
full by the corporation

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within sixty days after it has been received in writing by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit (i) brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit (ii) brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses only upon a final adjudication that: the indemnitee has not met the applicable standard of conduct set forth in the Mississippi Business Corporation Act or that the indemnitee is not entitled to be indemnified as of right pursuant to the provisions of this
Article XII. Neither the failure of the

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corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Mississippi Business Corporation Act, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct set forth in the Mississippi Business Corporation Act or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this
Article XII or otherwise, shall be on the corporation.

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

       4.   Nonexclusivity. -- The rights to indemnification and to the
            --------------
advancement of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, agreement, vote of stockholders or disinterested Directors or otherwise.

       5.   Insurance. -- The corporation may maintain insurance, at its
            ---------
expense, to protect itself and any Director, trustee, officer, employee or agent of the corporation or another enterprise (as defined in Section 1 of this Article XII) against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Mississippi Business Corporation Act.


                       ARTICLE XIII.  AMENDMENT OF BYLAWS

       These bylaws may be amended, altered, repealed or added to at any annual, regular or special meeting of the stockholders or Board of Directors, by affirmative vote of the holders of a majority of the stock issued

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and outstanding and entitled to vote or of a majority of the whole authorized number of Directors as set forth in Section 2 of Article IV hereof, as the case may be.


                  ARTICLE XIV.  RESOLUTION OF CERTAIN DISPUTES

          1. Any Director, individually, or any firm of which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as a holder of any amount of its stock or other ownership interests or otherwise, any corporation, limited liability company, or other entity, of which there are stockholders, partners or other owners who are common to the stockholders of the Corporation, or to the stockholders, partners or other owners of a business entity directly or indirectly controlled by the Corporation, whether such identity of stockholders, owners or partners be total or less than total, and any director, managing partner or any firm of which any such director, managing partner or similar fiduciary may be a member, or any corporation or association or other business entity of which any such director, managing partner or similar fiduciary may be an officer, director

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or similar fiduciary or in which any such director, managing partner or similar fiduciary may be interested as holder of any amount of its stock or other ownership interests or otherwise, in any such case may be a party to or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation (hereinafter, an "Affiliate Contract" or "Affiliate Transaction") and, in the absence of fraud, no contract or other transaction shall be hereby affected or invalidated, provided (i) that the fact of the common directorship or other interest shall be disclosed or shall have been known either (a) to the Board or a committee thereof and the Board or committee authorizes, approves or ratifies the Affiliate Contract or Affiliate Transaction by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum, or (b) to the Stockholders entitled to vote, and the Affiliate Contract or Affiliate Transaction is authorized, approved or ratified by a majority of the votes cast by the Stockholders entitled to vote other than the votes of shares owned of record or beneficially owned by the interested Director or corporation, firm or other entity; or the contract is unanimously approved by the Stockholders; and (ii) that the Affiliate Contract or Affiliate Transaction is not unfair to the Corporation,

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is commercially reasonable and the product of or consistent with arms' length negotiations, and conforms with normal business practice. Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association may be counted in determining the existence of a quorum at any meeting of the Board which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction. Any such Affiliate Contract, Affiliate Transaction or act of the Corporation or of the Directors which shall be approved in accordance with this Paragraph shall be valid and binding as though ratified by every Stockholder of the Corporation and by every person having any direct or indirect economic interested in the stock of the Corporation. The burden of proof that an Affiliate Contract or Affiliate Transaction is not fair to the Corporation, or otherwise does not meet the standards of this Paragraph, in any such case shall be on the person challenging the Affiliate Contract or Affiliate Transaction. Nothing in this Paragraph shall impose any requirement of any form of approval on any contract or transaction that would not have existed in the absence of this Paragraph, and nothing in this Paragraph shall make invalid or nonbinding any contract or transaction

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that would have been valid and binding in the absence of this Paragraph.

           2. In the event of any challenge by or on behalf of the Corporation to any Affiliate Contract, or to the administration, amendment or modification of an Affiliate Contract, whether by (i) direct action by the Corporation or (ii) a derivative or similar action instituted by a Stockholder of the Corporation or by a stockholder, owner or partner of an entity directly or indirectly controlling or controlled by the Corporation in the name or right of the Corporation ((i) and (ii) collectively, a "Corporate Action"), if such Affiliate Contract contains a provision requiring that disputes thereunder be subject to resolution by arbitration, then the Corporate Action shall likewise be subject to resolution in accordance with the terms of the arbitration provision in the Affiliate Contract. Notwithstanding the preceding sentence, in the case of a Corporate Action brought derivatively or otherwise on behalf of the Corporation (otherwise than by the Corporation itself),

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

           the issue of whether the party prosecuting such Corporate Action shall have the right to proceed in the name or right of the Corporation shall be determined by binding arbitration as set forth herein. The arbitration of the right of such party to proceed shall be by a tripartite arbitration panel, with one of the members of such panel to be appointed by the Corporation, the second member of such panel to be appointed by the party seeking to bring such action, and the third member of such panel to be appointed by the first two members so appointed. Any such arbitration shall be conducted in accordance with the rules for expedited arbitration of commercial disputes of the American Arbitration Association then in effect and shall be conducted in the State of Mississippi. If it is determined that the party prosecuting such Corporate Action shall have the right to bring the Corporate Action in the name or right of the Corporation, the Corporate Action shall be resolved by binding arbitration in accordance with the first sentence of this Paragraph, except that the party prosecuting such Corporate Action shall

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

           have the right to designate the member of the arbitration panel that otherwise would have been designated by the Corporation and shall have the right to present evidence and otherwise take part in the arbitration proceeding, but not to the exclusion of the Corporation. The results of any arbitration required under this Paragraph shall be final, binding and conclusive as to all parties with respect to the matters at issue. Where arbitration is provided for any matter under this Paragraph, such arbitration shall be the sole and exclusive method of resolving such matter and no action shall be brought in any court or tribunal (other than the arbitral tribunal provided for herein) with respect to such matter, other than to require the making of such arbitration or to enter judgment on or otherwise enforce an award entered by, or any other action taken by, the arbitrators in such arbitration.

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